UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2010
Brookside Technology Holdings Corp.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction)	000-52702 (Commission File Number)	20-3634227 (IRS Employer Identification No.)
15500 Roosevelt Blvd,
Suite 101
Clearwater, FL 33760
(Address of principal executive offices) (zip code)
(727) 535-2151
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.03 Amendments to Articles of Incorporation or Bylaws.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
On April 12, 2010, the Company entered into a Amendment Agreement with Chatham Credit Management III LLC, the Company’s senior lender (“Chatham Capital”), pursuant to which the Company restructured its senior credit facility. Among other things, the Amendment Agreement waives all prior defaults under the Company’s senior credit facility, extends the term of the senior loan to September 23, 2012, and eliminates and/or modifies certain financial covenants. In connection therewith, the Company executed and delivered an Amended and Restated Term note to Chatham and issued to Chatham a Warrant to purchase up to 506,906,835 shares of Common Stock of the Company. A copy of the Amendment Agreement, the Amended and Restated Term Note and Warrant are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and this summary is qualified in its entirety by reference to those agreements and documents.
Additionally, on April 12, 2009, the Company entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, and the Company’s largest preferred stockholder (“Vicis”), pursuant to which Vicis invested an additional $3,000,000 in the Company for 3,000,000 shares of Series A Convertible Preferred Stock of the Company and converted its subordinated note, pursuant to which the Company owed Vicis $1,737,083, into an additional 1,737,083 shares of Series A Convertible Preferred Stock of the Company. In connection therewith, the Company issued to Vicis a Warrant to purchase up to 473,308,300 shares of Common Stock of the Company. A copy of the Securities Purchase Agreement and Warrant are attached hereto as Exhibit 10.4 and 10.5, respectively, and this summary is qualified in its entirety by reference to those agreements.
On April 15, 2009, the Company issued a press release to announce the forgoing transactions. A copy of the press release is attached hereto as Exhibit 99.1.
Item 3.02 Unregistered Sales of Equity Securities.
See Item 1.01 above. The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) for the issuance of all the securities discussed in Item 1.01 above pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.
Item 5.03 Amendments to Articles of Incorporation or Bylaws.
On April 14, 2010, the Company amended its Articles of Incorporation to increase the number of authorized shares of Series A Convertible Preferred Stock from 15,000,000 to 20,000,000. A copy of the Articles of Amendment to the Articles of Incorporation of the Company is attached hereto as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation
10.1	Chatham Amendment Agreement dated April 12, 2010
10.2	Chatham Warrant dated April 12, 2010
10.3	Chatham Amended and Restated Term Note dated April 12, 2010
10.4	Vicis Securities Purchase Agreement dated April 12, 2010
10.5	Vicis Warrant dated April 12, 2010
99.1	Press Release dated April 15, 2010

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brookside Technology Holdings Corp.
By:	/s/ Michael Nole
Michael Nole, Chief Executive Officer

Dated: April 15, 2010